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                                                       Exhibit 12
                                                       Form 10-Q
                                                       For the Three
                                                       Months Ended
                                                       March 31, 1995



                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)


                                                          For the Three
                                                           Months Ended
                                                          March 31, 1995

Earnings Before Income Taxes ..........................     $1,925

Less Interest Capitalized during
  the Period...........................................         17

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................          6

Add Fixed Charges......................................        516

Total Earnings.........................................     $2,418



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $  413

Interest Portion of Rental Expense.....................        103

    Total Fixed Charges................................     $  516

Ratio of Earnings to Fixed Charges.....................        4.7